UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 01, 2008 (Date of earliest event reported)
The Italian Oven, Inc. (Exact name of registrant as specified in its charter)

PA (State or other jurisdiction of incorporation)	0-27182 (Commission File Number)	25-1624305 (IRS Employer Identification Number)

196 West Ashland Street (Address of principal executive offices)		18901 (Zip Code)
267-864-7737 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The company prepared and sent Articles of Amendment to the Pennsylvania Secretary of State. The Amendments to the Articles of Incorporation increase the authorized shares in anticipation of a dividend of 99 shares for every 1 share held. Once the dividend is authorized and approved, the number of shares would be 938,291,700. Of those shares, 500,000,000 restricted shares would be held by My Pleasure Limited, and 438,291,700 shares would be held by the public. The Amendment also authorizes 500,000,000 preferred shares in anticipation of a plan to allow the control block of shares to be converted to preferred shares after the dividend. The new par value to all shares, common and preferred, is .0001 dollars.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of The Italian Oven, Inc. dated December 01, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 01, 2008	THE ITALIAN OVEN, INC. By: /s/ Joanna Chmielewska Joanna Chmielewska President

Exhibit Index
Exhibit No.	Description
99.1	Press Release of The Italian Oven, Inc. dated December 01, 2008